STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

July 2, 2018

Job Number: C20180702-2833
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	**Description**	**Number of Pages**
20180297753-64	Merge In	9 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Denise Repp
Certificate Number: C20180702-2833

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180297753-64
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 07/02/2018 2:05 PM
	Entity Number E0258392018-9

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.

Western Lucrative Enterprises, Inc.
Name of merging entity

Iowa
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Zhong Ya International Limited
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) **Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) **Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Western Lucrative Enterprises, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Zhong Ya International Limited
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: Time:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Western Lucrative Enterprises, Inc.
Name of merging entity

X [signature] Chief Executive Officer 6/1/18
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

and,

Zhong Ya International Limited
Name of surviving entity

X [signature] President 6/1/18
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER
OF
WESTERN LUCRATIVE ENTERPRISES, INC.
(an Iowa corporation)
INTO
ZHONG YA INTERNATIONAL LIMITED
(a Nevada corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 1, 2018 (this "Agreement"), is made by and between Western Lucrative Enterprises, Inc., an Iowa corporation ("Parent"), and Zhong Ya International Limited, a Nevada corporation ("Subsidiary"). Parent and Subsidiary are sometimes collectively referred to herein as the "Constituent Companies."

RECITALS

WHEREAS, Parent is a corporation organized under the laws of the State of Iowa;

WHEREAS, Subsidiary is a corporation organized under the laws of the State of Nevada; and

WHEREAS, the Parent has determined that, for the purpose of reincorporating the Parent in the state of Nevada, it is advisable and in the best interests of Parent and its shareholders that Parent merge with and into Subsidiary under and pursuant to the provisions of the Nevada Revised Statutes ("NRS") and the Iowa Business Corporation Act (the "IBCA"), as applicable, and upon the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Subsidiary and Parent hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

AGREEMENT

I. MERGER

1.1. *Merger.* In accordance with the provisions of this Agreement, the NRS and the IBCA, Parent shall be merged with and into Subsidiary (the "Merger"), the separate existence of Parent shall cease and Subsidiary shall survive the Merger and shall continue to be governed by the laws of the State of Nevada, and Subsidiary shall be, and is herein sometimes referred to as, the "Surviving Company". The name of the Surviving Company shall remain Zhong Ya International Holdings Group Limited.

1.2. *Filing and Effectiveness.* Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:

(a) This Agreement shall have been adopted by the sole director and shareholder of Subsidiary pursuant to the IBCA and this Agreement shall have been approved by the board of directors of the Parent and by a majority of the shareholders of Parent in accordance with the requirements of the NRS;

(b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c) A Certificate of Merger meeting the requirements of the NRS (the "NV Certificate of Merger") shall have been filed with the Secretary of State of Nevada, and a certificate of merger meeting the requirements of the IBCA (the "IA Certificate of Merger") shall have been filed with the Secretary of State of Iowa.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Time."

1.3. *Effect of the Merger.* Upon the Effective Time, the separate existence of Parent shall cease and Subsidiary, as the Surviving Company, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time, (ii) shall be subject to all actions previously taken by Subsidiary's board of directors and shareholders and Parent's board of directors and shareholders, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Parent in the manner and in accordance with the NRS, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Subsidiary as constituted immediately prior to the Effective Time, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Parent in the same manner as if Subsidiary had itself incurred them, all as more fully provided under the applicable provisions of the NRS and the IBCA.

II. CHARTER DOCUMENTS

2.1. The Article of Incorporation of Subsidiary and the bylaws of the Subsidiary as in effect immediately prior to the Effective Time shall continue in full force and effect as the Article of Incorporation and bylaws of the Surviving Company until duly amended in accordance with the provisions thereof and applicable law.

III. MANNER OF CONVERSION OF STOCK

3.1. *Parent Common Stock.* Upon the Effective Time, each one hundred (100) shares of common stock of Parent held by the shareholders of Parent that was issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Companies, the holder of such share or any other person, be converted into one (1) share of common stock of the Surviving Company. If the total number of shares a stockholder holds of the common stock of Parent is not evenly divisible by one hundred (100), that stockholder will receive an additional whole share of the common stock of the Surviving Company.

IV. GENERAL

4.1. *Covenants of Subsidiary.* Subsidiary covenants and agrees that it will, on or before the Effective Time:

(a) file the IA Certificate of Merger with the Secretary of State of Delaware; and

(b) take such other actions as may be required by the IBCA.

4.2. *Covenants of Parent.* Parent covenants and agrees that it will, on or before the Effective Time:

(a) file the NV Certificate of Merger with the Secretary of State of New York; and

(b) take such other actions as may be required by the NRS.

4.3. *Further Assurances.* From time to time, as and when required by Subsidiary or by its successors or assigns, including without limitation the Surviving Company, there shall be executed and delivered on behalf of Parent such deeds and other instruments, and there shall be taken or caused to be taken by Subsidiary and Parent such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Parent and Subsidiary and otherwise to carry out the purposes of this Agreement, and the officers and the managing member of Subsidiary are fully authorized in the name and on behalf of Parent and Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.4. *Abandonment.* At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the board of directors of Parent or the board of directors of Subsidiary, or both, notwithstanding the approval of the principal terms of this Agreement by a majority of the shareholders of Parent or the adoption of this Agreement by the sole shareholder of Subsidiary, or by both.

4.5. *Amendment.* The board of directors of Subsidiary or the board of directors of Parent may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to applicable director or shareholder approval shall not, unless approved by such shareholders or board of directors as required by law: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of common stock of such Constituent Company, as applicable; (b) alter or change any term of the Article of Incorporation of the Surviving Company to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Company.

4.6. *Governing Law.* This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Nevada and, so far as applicable, the merger provisions of the NRS.

4.7. *Counterparts.* This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of such Constituent Companies by their respective officers thereunto duly authorized.

WESTERN LUCRATIVE ENTERPRISES, INC.

By: *Wenjian Liu*
Wenjian Liu
Chief Executive Officer

ZHONG YA INTERNATIONAL LIMITED

By: *Wenjian Liu*
Wenjian Liu
Chief Executive Officer